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                                                                     EXHIBIT 4.2

                             REVLON PLEDGE AGREEMENT

                               (Note Obligations)

                  PLEDGE AND SECURITY AGREEMENT, dated as of November 30, 2001, made by REVLON, INC., a Delaware corporation (the "Pledgor"), in favor of WILMINGTON TRUST COMPANY, as collateral agent (in such capacity and as further defined below, the "Note Collateral Agent") for the holders of the Note Obligations (as hereinafter defined).

                               W I T N E S S E T H

                  WHEREAS, Revlon Consumer Products Corporation, a Delaware corporation (the "Company"), and Wilmington Trust Company, as trustee (in such capacity, the "Trustee"), are parties to the Indenture dated as of November 26, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), providing for the issuance of the Company's 12% Senior Secured Notes Due 2005 (the "Notes"); and

                  WHEREAS, the Company is party to the Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the local borrowing subsidiaries party thereto, the financial institutions party thereto, JPMorgan Chase Bank ("Chase"), as administrative agent (in such capacity, the "Bank Agent"), the other agents party thereto and the arranger party thereto; and

                  WHEREAS, the Pledgor has guaranteed, respectively, (i) the Bank Obligations (as defined below) pursuant to the Second Amended and Restated Revlon Guarantee, dated the date hereof, made by the Pledgor in favor of the Administrative Agent (as defined below) for the benefit of the holders of the Bank Obligations (the "Bank Guarantee") and (ii) the Company's Obligations under the Indenture (the "Indenture Guarantee"); and

                  WHEREAS, to secure its obligations under the Bank Guarantee, the Pledgor has granted to the Administrative Agent (as defined below), for the benefit of the holders of the Bank Obligations, a first priority security interest (the "First Pledge Lien") in the Collateral (as defined below) and now intends hereby to grant to the Note Collateral Agent, for the benefit of the holders of the Note Obligations (as defined below), to secure its obligations under the Indenture Guarantee, a second priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Collateral Agency Agreement referred to herein).

                  NOW, THEREFORE, the Pledgor agrees with the Note Collateral Agent for the benefit of the holders of the Note Obligations as follows:

                  1. Defined Terms. The following terms shall have the following meanings:

                  "Actionable Event" has the meaning assigned such term in the Collateral Agency Agreement.


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                                                                               2


                  "Administrative Agent" has the meaning assigned such term in the Collateral Agency Agreement.

                  "Bank Agent" has the meaning assigned such term in the recitals hereto.

                  "Bank Guarantee" has the meaning assigned such term in the recitals hereto.

                  "Bank Obligations" has the meaning assigned such term in the Collateral Agency Agreement.

                  "Bankruptcy Event of Default" has the meaning assigned to such term in the Collateral Agency Agreement.

                  "Chase" has the meaning assigned such term in the recitals hereto.

                  "Collateral" means all of the Pledgor's right, title and interest, whether now owned or hereafter acquired, in the Pledged Stock, all Investment Property and all Proceeds with respect thereto.

                  "Collateral Account" has the meaning assigned such term in the Collateral Agency Agreement.

                  "Collateral Agency Agreement" means the Amended and Restated Collateral Agency Agreement, dated as of May 30, 1997 and as further amended and restated as of the date hereof, among the Company, the Bank Agent, the Administrative Agent, the Trustee and the Note Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Company" has the meaning assigned such term in the recitals hereto.

                  "Contractual Obligation": of any Person, any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "Controlling Collateral Agent" means (i) with respect to Collateral that is also subject to Liens granted under any First Lien Document: at all times prior to the First Pledge Lien Termination Date, the Administrative Agent and, thereafter, the Note Collateral Agent: and (ii) with respect to Collateral that is not subject to any Lien granted under any First Lien Document; at all times, the Note Collateral Agent.

                  "Credit Agreement" has the meaning assigned such term in the recitals hereto.

                  "First Lien Documents" has the meaning assigned such term in the Collateral Agency Agreement.

                  "First Lien Termination Date" has the meaning assigned such term in the Collateral Agency Agreement.


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                                                                               3


                  "First Pledge Lien" has the meaning assigned such term in the recitals hereto.

                  "First Pledge Lien Termination Date": either (a) the date on which the First Pledge Lien is released in accordance with the terms of the Collateral Agency Agreement or (b) the date on which all Bank Obligations are Fully Satisfied (as defined in the Collateral Agency Agreement), whichever shall first occur; provided, however, that if a First Lien Termination Date is deemed not to have occurred under Section 5.2(f) of the Collateral Agency Agreement, any First Pledge Lien Termination Date that has occurred shall likewise be deemed not to have occurred, and such event shall be governed by the terms and provisions of Section 5.2(f) of the Collateral Agency Agreement.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign) and the National Association of Insurance Commissioners.

                  "Guarantee Obligations" means the obligations of the Pledgor under the Indenture Guarantee.

                  "Indenture" has the meaning assigned such term in the recitals hereto.

                  "Investment Property" shall mean the collective reference to
(i) all "investment property" as such term is defined in Section 9-102(a)(49) of the UCC and (ii) whether or not constituting "investment property" as so defined, all Pledged Stock; provided, that in no event shall Investment Property include more than 66% of the total outstanding Voting Stock of any Subsidiary of the Pledgor organized in a jurisdiction other than any State of the United States.

                  "Issuer" means Revlon Consumer Products Corporation and any other issuer of any Investment Property.

                  "Liens" has the meaning assigned such term in the Indenture.

                  "Note Collateral Agent" means Wilmington Trust Company and any successors thereof appointed in accordance with the terms of the Collateral Agency Agreement, in each case as collateral agent for the holders of the Note Obligations.

                  "Note Obligation Document" has the meaning assigned such term in the Collateral Agency Agreement.

                  "Note Obligations" has the meaning assigned such term in the Collateral Agency Agreement.

                  "Notes" has the meaning assigned such term in the recitals hereto.

                  "Notice of an Actionable Event" has the meaning assigned such term in the Collateral Agency Agreement.

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                                                                               4


                  "Permitted Liens" has the meaning assigned such term in the Indenture.

                  "Person" has the meaning assigned such term in the Indenture.

                  "Pledge Agreement" means this Pledge and Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Pledged Stock" means the shares of capital stock of the Issuer listed on Schedule I hereto, together with the stock certificates representing such shares, or stock dividends, options, warrants or rights of any nature whatsoever that may be received or receivable by or otherwise distributed to the Pledgor in respect of or in exchange for any or all of such shares while this Pledge Agreement is in effect.

                  "Pledgor" has the meaning assigned such term in the preamble hereto.

                  "Proceeds" means all "proceeds" as such term is defined in
Section 9-102(a)(64) of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

                  "Requirements of Law" means the Certificate of Incorporation and By-Laws or other organizational or governing documents of the Pledgor, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon the Pledgor or any of its material property or to which the Pledgor or any of its material property is subject.

                  "Secured Obligations" has the meaning assigned such term in the Collateral Agency Agreement.

                  "Subsidiary" has the meaning assigned such term in the Indenture.

                  "Termination Date" means the earlier of (a) the date on which, pursuant to Section 8 of the Collateral Agency Agreement, the Note Collateral Agent is required to release its security interest in all collateral security pledged or otherwise granted to it by the Pledgor pursuant to this Pledge Agreement, or (b) the date on which the Indenture Obligations have been Fully Satisfied (each as defined in the Collateral Agency Agreement), whichever shall first occur.

                  "Trustee" has the meaning assigned such term in the recitals hereto.

                  "UCC" means the Uniform Commercial Code from time to time in effect in the State of New York.

                   2. Grant of Security Interest; Collateral Agency Agreement Controls.

                   (a) Grant. The Pledgor hereby pledges to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, and delivers (or has delivered) to the Controlling Collateral Agent, for the benefit of the holders of the Note Obligations and the other Secured Obligations, all the Pledged Stock and hereby grants to the Note Collateral Agent, for the benefit

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                                                                               5


of the holders of the Note Obligations, a second priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations. Notwithstanding anything to the contrary contained herein, the Collateral described herein shall constitute collateral security only for those Guarantee Obligations with respect to which the Proceeds of such Collateral are applied pursuant to Section 4.2(b) (or, if applicable, 4.8) and 4.2(e) of the Collateral Agency Agreement and the Lien and security interest provided hereby shall encumber the Collateral only to the extent of such Guarantee Obligations.

            (b) Collateral Agency Agreement Controls. Notwithstanding anything to the contrary contained in this Pledge Agreement but subject to the last sentence of this Section 2(b), all of the rights and obligations of the parties hereto set forth herein are subject to the terms of the Collateral Agency Agreement, which shall be controlling. Without limiting the generality of the foregoing, the rights of the Note Collateral Agent and the holders of the Note Obligations set forth herein relating to (i) the release of or realization upon Collateral that is subject to Liens granted under the First Lien Documents, (ii) amendments to or waivers in respect of this Pledge Agreement or any other Note Obligation Document, (iii) the exercise of remedies with respect to Collateral that is subject to Liens granted under the First Lien Documents, (iv) the right to receive, hold and apply Proceeds that are subject to Liens granted under the First Lien Documents and (v) all other matters addressed herein are granted subject to, and shall be exercised in accordance with, the terms of the Collateral Agency Agreement. The terms of this Section 2(b) shall not prevent the Note Collateral Agent from taking such actions or reasonably requesting the Pledgor to take such actions as are necessary to perfect or maintain the perfection of the Note Collateral Agent's security interest in the Collateral, nor shall such terms mitigate the Pledgor's obligations hereunder to take such actions, provide such information and deliver such documents, instruments and certificates as may be necessary to perfect or maintain the perfection of such security interest.

            3. Stock Powers. Unless such stock power previously has been delivered to the Controlling Collateral Agent, the Pledgor shall deliver an undated stock power covering each certificate representing one or more shares of Pledged Stock concurrently with the delivery to the Controlling Collateral Agent of such certificate, duly executed in blank by the Pledgor with, if the Controlling Collateral Agent so reasonably requests, signature guaranteed.

            4. Representations and Warranties. The Pledgor represents and warrants to the Note Collateral Agent that:

                        (i) the Pledgor is duly organized, validly existing and
            in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

                        (ii) this Pledge Agreement constitutes a legal, valid
            and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be

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                                                                               6


            limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles;

                        (iii) the execution, delivery and performance of this
            Pledge Agreement will not violate any Contractual Obligation or material Requirement of Law of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or assets of the Pledgor pursuant to the provisions of any Contractual Obligation, except as contemplated hereby;

                        (iv) no consent or authorization of, filing with, or
            other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or the Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except for (a) such consents which have been obtained prior to the date hereof and remain in full force and effect and (b) the timely filing of UCC-1 financing statements with the appropriate Governmental Authorities;

                        (v) [Reserved]

                        (vi) the shares of Pledged Stock listed on Schedule I,
            together with any additional shares of stock delivered by the Pledgor to the Controlling Collateral Agent in accordance with this Pledge Agreement, constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer listed therein other than the Series A Preferred Stock, par value $1.00 per share of the Company;

                        (vii) all the shares of the Pledged Stock have been duly
            authorized and validly issued and are fully paid and nonassessable;

                        (viii) the Pledgor is the record and beneficial owner
            of, and has good title to, the Pledged Stock listed on Schedule I, together with any additional shares of stock delivered by the Pledgor to the Controlling Collateral Agent in accordance with this Pledge Agreement, free of any and all Liens or options in favor of, or claims of, any other Person, except Liens of the type which constitute Permitted Liens;

                        (ix) upon delivery to the Controlling Collateral Agent
            of the stock certificates evidencing the Pledged Stock and the filing of a UCC-1 financing statement in the filing office in which a secured party would be required to file a financing statement under the UCC in order to perfect its security interest in Investment Property, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected second priority Lien on the Collateral subject to the Lien of a securities intermediary or commodities intermediary (as each such term is defined in the UCC) if any, in Investment Property (other than the Pledged Stock) and subject to such Lien and other Liens of the type which constitute Permitted Liens, and enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

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                                                                               7


                        (x) no Default or Event of Default has occurred and is
            continuing on the date hereof and no Default or Event of Default will occur as a result of consummation of the transactions contemplated hereby; and

                        (xi) the pledge of the Collateral pursuant to this
            Pledge Agreement does not violate Regulations T, U or X of the Federal Reserve Board or any successors to such regulations as of the date hereof.

                        5. Covenants. The Pledgor covenants and agrees with the Note Collateral Agent that, from and after the date of this Pledge Agreement until the Termination Date:

                        (i) If the Pledgor shall, as a result of its ownership
            of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Controlling Collateral Agent and the holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations), hold the same in trust for the Controlling Collateral Agent and the holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations) and deliver the same forthwith to the Controlling Collateral Agent in the exact form received, duly indorsed by the Pledgor to the Controlling Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Controlling Collateral Agent so reasonably requests, signature guaranteed, to be held by the Controlling Collateral Agent, subject to the terms hereof and the terms of the Collateral Agency Agreement, as additional collateral security for the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Guarantee Obligations). Except as otherwise permitted by the Indenture, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer and any sums paid in connection with the redemption of, or in exchange for, collateral shall be paid over to the Controlling Collateral Agent for deposit by it in the Collateral Account, until such monies are disbursed in accordance with the Collateral Agency Agreement, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Controlling Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Guarantee Obligations) subject to the terms of the Collateral Agency Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Controlling Collateral Agent, hold such money or property in trust for the Controlling Collateral Agent and the holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations) subject to the Collateral Agency Agreement, segregated


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                                                                               8


            from other funds of the Pledgor, as additional collateral security for the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Guarantee Obligations).

                        (ii) The Pledgor will not (i) vote to enable, or take
            any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting any right to purchase or exchange for any stock or other equity securities of any nature of the Issuer which in any such case would be in violation of the terms of the Indenture, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral in violation of the terms of the Indenture, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and Liens of the type which constitute Permitted Liens. The Pledgor will defend the right, title and interest of the Note Collateral Agent and the holders of the Note Obligations in and to the Collateral against the claims and demands of all Persons whomsoever other than in the case of Liens of the type which constitute Permitted Liens.

                        (iii) At any time and from time to time, upon the
            written request of the Note Collateral Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as may be necessary or that the Note Collateral Agent may reasonably request for the purposes of perfecting or protecting any security interest granted hereby or to enable the Note Collateral Agent to obtain or preserve the full benefits of this Pledge Agreement and of the rights and powers herein granted.

                        (iv) The Pledgor agrees to pay, and to save the Note
            Collateral Agent and the holders of the Note Obligations harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

            6. Dividends; Voting Rights. Unless a Notice of an Actionable Event shall have been given and remains outstanding and the Controlling Collateral Agent shall have given notice to the Pledgor of the Controlling Collateral Agent's intent to exercise its corresponding rights pursuant to paragraph 7 (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required), the Pledgor shall be permitted to receive all dividends (whether in cash or evidenced by a note or chattel paper but other than stock dividends) free of the Lien created by this Pledge Agreement, to the extent that such dividends are permitted under the Indenture, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Controlling Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Pledge Agreement or the Indenture.

            7. Rights of the Controlling Collateral Agent and the Holders of the Note Obligations. (a) If a Notice of an Actionable Event shall have been given and remains

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                                                                               9


outstanding and the Controlling Collateral Agent shall have given notice of its intent to exercise such rights to the Pledgor (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required),
(i) the Controlling Collateral Agent shall have the right to receive any and all dividends (whether in cash or evidenced by a note or chattel paper) paid in respect of the Pledged Stock and shall, pursuant to the Collateral Agency Agreement, deposit the proceeds of such cash dividends in the Collateral Account, until such monies are disbursed in accordance with the Collateral Agency Agreement, and (ii) all shares of the Pledged Stock shall be registered in the name of the Controlling Collateral Agent or its nominee, and the Controlling Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the relevant Issuer, or upon the exercise by the Pledgor or the Controlling Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Controlling Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (b) In order to permit the Controlling Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph 7(a)(ii) and to receive the dividends and distributions which it is authorized to receive and retain pursuant to paragraph 7(a)(i), the Pledgor shall, if necessary, upon written notice from the Controlling Collateral Agent (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required), from time to time execute and deliver (or cause to be executed and delivered) to the Controlling Collateral Agent all such proxies, dividend payment orders and other instruments as the Controlling Collateral Agent may reasonably request.

            (c) The rights of the Note Collateral Agent and the holders of the Note Obligations hereunder shall not be conditioned or contingent upon the pursuit by the Note Collateral Agent or any holder of the Note Obligations of any right or remedy against any Issuer or the Company or against any other Person which may be or become liable in respect of all or any part of the Note Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Note Collateral Agent nor any other holder of the Note Obligations shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Note Collateral Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

            8. Remedies. If a Notice of an Actionable Event shall have been given and remains outstanding, the Controlling Collateral Agent, on behalf of the holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note

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                                                                              10


Obligations), may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Guarantee Obligations but subject to the terms of the Collateral Agency Agreement, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Controlling Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the extent permitted by applicable law), may in such circumstances, but subject to the terms of the Collateral Agency Agreement, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Controlling Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Controlling Collateral Agent or any holder of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations) shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Controlling Collateral Agent shall, pursuant to the Collateral Agency Agreement, deposit any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in the Collateral Account, until such monies are disbursed in accordance with the Collateral Agency Agreement. In the absence of gross negligence or willful misconduct, neither the Controlling Collateral Agent nor any holder of the Note Obligations shall be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Stock and the other Collateral of any nature or kind or any matter or proceeding arising out of or related thereto, but the same shall be at the Pledgor's sole risk at all times. The Pledgor hereby releases the Controlling Collateral Agent, the Note Collateral Agent and the other holders of the Note Obligations from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Pledged Stock and the other Collateral and/or any actions taken or omitted to be taken by the Controlling Collateral Agent, the Note Collateral Agent and/or the holders of Note Obligations with respect thereto and the Pledgor hereby agrees to hold the Controlling Collateral Agent, the Note Collateral Agent and/or such holder of Note Obligations, as the case may be, harmless from and with respect to any and all such claims, causes of action and demands, except, in the case of the Controlling Collateral Agent, the Note Collateral Agent or any holder of Note Obligations, to the extent of any gross negligence or willful misconduct on the part of the Controlling Collateral Agent, the Note Collateral Agent or such holder of Note Obligations, as the case may be subject in each case to the terms of the Collateral Agency Agreement. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. All waivers by the Pledgor of rights (including rights to notice), and all rights and remedies afforded the Controlling Collateral Agent herein, and all other provisions of this Pledge Agreement, are expressly made subject to any applicable mandatory provisions of law limiting, or imposing conditions (including conditions as to reasonableness) upon, such waivers or the effectiveness thereof or any such rights and remedies. Any sale or other disposition of the Collateral and the possession thereof by the Controlling Collateral Agent shall be in compliance with all provisions of applicable law (including applicable securities laws and applicable provisions of the UCC). The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Guarantee Obligations and the reasonable fees and disbursements of any attorneys employed by the Controlling Collateral Agent, the Note Collateral Agent or any holder of the Note Obligations to collect such deficiency.

            9. Registration Rights; Private Sales. (a) If the Controlling Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the opinion of the Controlling Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the Issuer in respect of such Pledged Stock to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Controlling Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Controlling Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions (including foreign jurisdictions) which the Controlling Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) The Pledgor recognizes that the Controlling Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Controlling Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the relevant Issuer to register such securities for public sale under the Securities Act, or under applicable state or foreign securities laws, even if such Issuer would agree to do so.

            (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the

Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Controlling Collateral Agent, the Note Collateral Agent and the holders of the Note Obligations, that the Controlling Collateral Agent, the Note Collateral Agent and the holders of the Note Obligations have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall, subject to the Collateral Agency Agreement, be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (to the extent permitted by applicable law) except for a defense that no Actionable Event or Bankruptcy Event of Default had occurred and was continuing at the time the Controlling Collateral Agent gave notice pursuant to paragraph 7(a) hereof.

            10. Amendments, etc. with respect to the Note Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Note Obligations made by the Note Collateral Agent or any holder of the Note Obligations may be rescinded by the Note Collateral Agent or such holder of the Note Obligations, and any of the Note Obligations continued, and the Note Obligations, or the liability of the Company or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Note Collateral Agent or any holder of the Note Obligations and the Note Obligation Documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, in accordance with the provisions of the Indenture and the Collateral Agency Agreement, and any guarantee, right of offset or other collateral security at any time held by the Note Collateral Agent or any holder of the Note Obligations for the payment of the Note Obligations may be sold, exchanged, waived, surrendered or released. Neither the Note Collateral Agent nor any holder of the Note Obligations shall have any obligation to protect, secure, perfect or insure this or any other Lien at any time held by it as security for the Note Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Note Obligations and notice of or proof of reliance by the Note Collateral Agent or any holder of the Note Obligations upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Issuer or the Pledgor with respect to the Note Obligations.

            11. Limitation on Duties Regarding Collateral. The Note Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar securities and property for its own account. Neither the Note Collateral Agent, any holder of the Note Obligations, nor any of their respective directors, officers, employees, agents or advisors, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

            12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and constitute powers coupled with an interest.

            13. Attorney-in-Fact. Pledgor does hereby constitute the Note Collateral Agent, its successors and assigns, such Pledgor's true and lawful attorney, irrevocably, with full power (in the name of Pledgor or otherwise) to file any claims or take any action (in law or equity or as otherwise deemed appropriate by the Note Collateral Agent) which the Note Collateral Agent may deem reasonably necessary or advisable in the premises to protect its security interest pursuant to this Pledge Agreement but only after a Notice of an Actionable Event has been given and remains outstanding or after Pledgor has failed to take such action within a reasonable time after request therefor and in each case subject to the terms of the Collateral Agency Agreement. The Pledgor also hereby authorizes the Note Collateral Agent to file any financing or continuation statements which the Note Collateral Agent in its sole and reasonable discretion shall determine to be necessary, without the signature of the Pledgor to the extent permitted by applicable law. The Note Collateral Agent shall send a copy of each such financing or continuation statement to the Pledgor. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            14. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            15. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            16. No Waiver; Cumulative Remedies. Neither the Note Collateral Agent nor any holder of the Note Obligations shall by any act (except as provided in paragraph 17 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Actionable Event or Bankruptcy Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any holder of the Note Obligations, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Collateral Agent or any holder of the Note Obligations of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Note Collateral Agent or such holder of the Note Obligations would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            17. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of the Indenture and the Collateral Agency Agreement. Without limiting the generality of the foregoing, amendments, waivers and consents effected in respect of certain provisions of the First Lien Documents shall, upon their effectiveness but only to the extent provided in the Collateral Agency Agreement, apply with equal force to the comparable provisions of this Pledge Agreement and become effective with respect thereto without the consent of or any other action on the part of any Person. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Controlling Collateral Agent, the Note Collateral Agent and the holders of the Note Obligations and their respective successors and assigns.

            18. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            19. Notices. Notices by the Note Collateral Agent to the Pledgor or any Issuer or by the Pledgor or any Issuer to the Note Collateral Agent may be given by mail, hand delivery or by facsimile transmission, addressed or transmitted, as applicable, to the Pledgor at its address or transmission number set forth under its signature below, to any Issuer at its address or transmission number set forth under its signature on an Acknowledgment and Consent, and to the Note Collateral Agent at Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration, Facsimile: 302-651-7772, and shall be effective (a) in the case of mail or hand delivery, when delivered, and (b) in the case of facsimile notices, when sent. The Pledgor and the Issuers may change their respective addresses and transmission numbers by written notice to the Note Collateral Agent.

            20. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Controlling Collateral Agent in writing that
(a) states that a Notice of an Actionable Event has been given and is outstanding and (b) is otherwise in accordance with the terms of this Pledge Agreement and the Collateral Agency Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such Issuer shall be fully protected in so complying.

            21. Authority of Note Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Note Collateral Agent under this Pledge Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Note Collateral Agent and the holders of the Note Obligations, be governed by the Indenture and by the Collateral Agency Agreement, but, as between the Note Collateral Agent and the Pledgor, the Note Collateral Agent shall be conclusively presumed to be acting with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            22. SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                        (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL
            ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                        (II) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE
            BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                        (III) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION
            OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
            MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO PARAGRAPH 19 HEREOF;

                        (IV) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT
            TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                        (V) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW,
            ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS PARAGRAPH ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES

            (B) THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (A) ABOVE.

            23. Release of Collateral and Termination. The Collateral shall be released from the Lien created hereby, and this Pledge Agreement and all obligations of the Note Collateral Agent and the Pledgor hereunder shall terminate in accordance with the provisions of Sections 8 and 10.6 of the Collateral Agency Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.




                                       REVLON, INC.





                                       By: /s/ Robert K. Kretzman
                                           -------------------------------------
                                           Name:  Robert Kretzman
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary


                                       Address for Notices:




                                       Revlon, Inc.
                                       625 Madison Avenue
                                       New York, New York  10022
                                       Attention: Senior Vice President,
                                                  General Counsel and Secretary
                                       Facsimile: (212) 527-5693





                                       WILMINGTON TRUST COMPANY,
                                           as Note Collateral Agent


                                       By: /s/ James P. Lawler
                                           -------------------------------------
                                           Name: James P. Lawler
                                           Title: Vice President

                                                                                                    SCHEDULE I to
                                                                                                    Revlon Pledge
                                                                                                       Agreement
                                                                                                    -------------
                                       DESCRIPTION OF PLEDGED STOCK

                                                  CLASS OF                    STOCK                     NO. OF
                 ISSUER                             STOCK                CERTIFICATE NO.                SHARES
------------------------------------           ---------------          -----------------            -----------
Revlon Consumer Products Corporation               Common                       1                       1,000

Revlon Consumer Products Corporation         Series A Preferred                 2                        546

                           ACKNOWLEDGEMENT AND CONSENT


                  The undersigned, being one of the Issuers referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The undersigned agrees to notify the Controlling Collateral Agent and the Note Collateral Agent promptly in writing of the occurrence of any of the events described in paragraph 5(i) of the Pledge Agreement. The undersigned further agrees that the terms of paragraph 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                  The undersigned will comply with any instruction received by it from the Controlling Collateral Agent that (a) states that a Notice of an Actionable Event has been given and remains outstanding and (b) is otherwise in accordance with the terms of the applicable Pledge Agreement and the Collateral Agency Agreement, without any other or further instructions from the Pledgor of its capital stock. Compliance with such instructions shall include, if so requested, without limitation, making any dividend or other payments with respect to the Pledged Stock of the undersigned directly to the Controlling Collateral Agent, for the benefit of the holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations).


                                    REVLON CONSUMER PRODUCTS CORPORATION




                                    By: /s/ Michael T. Sheehan
                                        ----------------------------------------
                                        Name:  Michael Sheehan
                                        Title: Vice President

                                                Address for Notices:
                                                c/o Revlon, Inc.
                                                625 Madison Avenue
                                                New York, New York  10022
                                                Attn: Senior Vice President and
                                                      General Counsel
                                                Facsimile:  (212) 527-5693